Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ECB Bancorp, Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 of ECB Bancorp, Inc. and Subsidiary of our reports dated March 10, 2008 with respect to the consolidated financial statements of ECB Bancorp, Inc. and Subsidiary and the effectiveness of internal control over financial reporting, which reports appear in ECB Bancorp, Inc. and Subsidiary’s 2007 Annual Report on Form 10-K.

/s/ Dixon Hughes PLLC
Greenville, North Carolina
May 28, 2008